Exhibit 10.8

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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UNC SUBLICENSE AGREEMENT

THIS UNC SUBLICENSE AGREEMENT (this “Agreement”) is made as of December 29, 2015 (the “Effective Date”) by and between Novan, Inc., a Delaware corporation with a principal place of business at 4222 Emperor Boulevard, Suite 200, Durham, NC 27703 (“Novan”), and KNOW Bio, LLC, a North Carolina limited liability company with a principal place of business at 627 Davis Drive, Suite 400, Morrisville, NC 27560 (“Licensee”). Novan and Licensee may each be referred to as a “Party,” and together as the “Parties.”

RECITALS

WHEREAS, as of the Effective Date, Licensee is a wholly-owned subsidiary of Novan;

WHEREAS, following the Effective Date, Novan is transferring all of the ownership interests in Licensee to the stockholders of Novan on a pro rata basis, and Novan will no longer have any ownership interest in Licensee;

WHEREAS, Novan has licensed certain Patents related to pharmaceutical and medical device applications of nitric oxide pursuant to an Amended, Restated and Consolidated License Agreement, dated June 27, 2012, between The University of North Carolina at Chapel Hill (“UNC”) and Novan, as amended (the “UNC Agreement”), and Licensee is interested in developing and commercializing such Patents in the Licensee Field (each as defined below); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, Novan is willing to grant to Licensee a sublicense under the UNC Patents to develop and commercialize, on a worldwide basis, Licensed Products (each as defined below) in the Licensee Field.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS. Capitalized terms shall have the meanings ascribed to them below or in this Agreement.

1.1 “Affiliate” means: (a) any person or entity which owns or controls at least fifty percent (50%) of the equity or voting stock of a Party; or (b) any person or entity fifty percent (50%) of whose equity or voting stock is owned or controlled by a Party; or (c) any person or entity of which at least fifty percent (50%) of the equity or voting stock is owned or controlled by the same person or entity owning or controlling at least fifty percent (50%) of such Party. For clarity, Novan and Licensee shall not be deemed Affiliates.

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1.2 “Confidential Information” means information disclosed (whether in writing, electronically, orally or by observation) by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) unless in each case such information, as shown by competent evidence:

(a) was known to the Receiving Party or to the general public prior to the Disclosing Party’s disclosure, as demonstrated by contemporaneous written records;

(b) became known to the general public, after the Disclosing Party’s disclosure hereunder, other than through a breach of the confidentiality provisions of this Agreement by the Receiving Party or any Person to whom such Receiving Party disclosed such information;

(c) was subsequently disclosed to the Receiving Party by a Person having a legal right to disclose, without any restrictions, such information; or

(d) was developed by the Receiving Party independent of the Disclosing Party’s Confidential Information.

For clarity, the UNC Technology constitutes Confidential Information of Novan.

1.3 “Control” means, with respect to any Patents, information, know-how or technical data, that a Party or any of its Affiliates has the ability to grant to the other Party access and a license to the foregoing, including on the terms and conditions set forth in this Agreement, as applicable, without violating the terms of any agreement or other arrangement with any Third Party. The term “Controlled” shall be construed accordingly.

1.4 “Covered Product” means any Licensed Product comprising a method or process, composition, product, or component part thereof claimed in whole or in part by an issued, unexpired, or pending claim contained in the UNC Patents whose manufacture, intended use, or sale would, but for the sublicense(s) granted in this Agreement, infringe on the UNC Patents in the country of sale.

1.5 “First Commercial Sale” means the first sale of commercial quantities of any Covered Product for human therapeutic use under an approved NDA or BLA (or foreign equivalent thereof) by Licensee, any of its Affiliates, or any Sublicensee of either of the foregoing for which the proceeds of such sale qualify as Net Sales (as defined below).

1.6 “Licensed Product” means any pharmaceutical products and medical devices covered by any claim of the UNC Patents, other than any products or devices that incorporate or utilize Novan Particles. For clarity, the products existing as of the Effective Date with the internal Novan designations NVN1000 and NVN4000 are not Licensed Products.

1.7 “Licensee Field” means all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or indication in humans or animals that is outside of the Novan Retained Field.

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1.8 “Net Sales” means the total invoiced sales price received for Covered Products sold by Licensee, its Affiliates, and their Sublicensees less (a) sales taxes or other taxes, (b) shipping and insurance charges, (c) actual allowances, rebates, credits, or refunds for returned or defective Covered Products, (d) trade discounts and quantity discounts, retroactive price reductions, or other allowances actually allowed or granted from the billed amount and taken, (e) rebates, credits, and chargeback payments (or the equivalent thereof) granted to managed health care organizations, wholesalers, or to federal, state/provincial, local and other governments, including their agencies, purchasers, and/or reimbursers, or to trade customers, and (f) any import or export duties, tariffs, or similar charges incurred with respect to the import or export of Covered Products into or out of any country in the Territory. Covered Products will be considered sold when paid for. Notwithstanding the foregoing, Net Sales shall not include, and shall be deemed zero with respect to, (1) the distribution of reasonable quantities of promotional samples of Covered Products, (2) Covered Products provided for clinical trials or research purposes, or charitable or compassionate use purposes, or (3) Covered Products provided to any of Licensee’s Affiliates, Sublicensees or other strategic partners under an agreement in which Net Sales by such Affiliate, Sublicensee or other strategic partner shall be subject to royalties under Section 2.6(b)(i) or Section 2.6(b)(ii). Notwithstanding the foregoing, in the event that Covered Products are sold by Licensee, or any of its Affiliates or Sublicensees as part of a combination product or bundled product, or in conjunction with a delivery system, the Net Sales of such product, for the purposes of determining royalty payments due under this Agreement, shall be determined by multiplying the Net Sales (as originally defined above) of the combination product by the fraction A/(A+B), where A is the average sale price of the Covered Product when sold separately in finished form and B is the average sale price of the other product(s) or system sold separately in finished form, so that A+B is the average sale price of all of the product(s) and, if applicable, the delivery system together, as the case may be. In the event that such average sale price cannot be determined for both the Covered Product and such other product(s) or system(s) in combination, Net Sales for the purposes of determining royalty payments with respect to such combination or bundled product shall be commercially reasonable and determined by good faith negotiation between UNC and Licensee.

1.9 “Novan Particles” means any particles that include: (a) [***]; (b) [***]; (c) [***]; or (d) [***].

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1.10 “Novan Retained Field” means: (a) all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder of the skin, nails, hair or scalp in humans or animals, including [***], as well as any other dermatological diseases, conditions or disorders (including [***]); and (b) all cosmetic uses for the skin, nails, hair or scalp. Notwithstanding the foregoing, the Novan Retained Field does not include: (i) wound (i.e., [***]) care by use of pharmaceutical products formulated specifically to treat chronic wounds, thermal burns, radiation injury, accidental injury, surgical sites or scars; or (ii) therapeutic uses for any form of cancer, excluding basal cell carcinoma, squamous cell carcinoma and any forms of precancerous skin lesions or precancerous skin conditions, including actinic keratosis, actinic cheilitis, cutaneous horn, Bowen disease, radiation dermatosis, and dysplastic nevi.

1.11 “Patents” means any of the following, whether existing now or in the future anywhere in the world: (a) patents and patent applications; (b) continuations, continuations-in-part, provisionals, divisionals and substitute applications with respect to any such patent application; (c) any patents issued based on or claiming priority to any such patent applications; (d) any reissue, reexamination, renewal, patents of addition, or extension (including any supplemental patent certificate) of any such patents; and (e) any confirmation patent or registration patent or patent of addition based on any such patents.

1.12 “Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any governmental authority, or any other entity or organization.

1.13 “Phase I Clinical Trial” means any human clinical trial, conducted by or on behalf of Licensee, any of its Affiliates, or a Sublicensee with respect to a Covered Product, including typically the first phase of clinical trials conducted in relatively small numbers of healthy volunteers or patients with the targeted condition to obtain information on a Covered Product’s safety, tolerability, pharmacological activity, pharmacokinetics, drug metabolism and mechanism of action, as more fully defined in 21 C.F.R. § 312.21(a), as may be amended, and, with respect to any other country or jurisdiction, the equivalent of such a clinical trial in such other country or jurisdiction.

1.14 “Post Grant Proceeding” means any and all proceedings before any patent office in the Territory that involves the review, examination, analysis or any combination thereof of any issued Patent, including without limitation post grant review proceedings, inter partes review proceedings, supplemental examinations, patent interference proceedings, opposition proceedings, and reexaminations.

1.15 “Prosecute” and “Prosecution” means the preparation, filing, prosecution and maintenance of Patents, including seeking patent extensions and supplementary protection certificate applications pursuant to 35 U.S.C. § 156 or similar statutes, but excluding Post Grant Proceedings. 1.16 “PTO” means, as applicable, the United States Patent and Trademark Office or any other relevant patent office in any country of the Territory other than the United States.

1.17 “Sublicensee” means any Third Party to whom Licensee or any of its Affiliates sublicenses any of the rights granted under this Agreement.

1.18 “Sublicensing Revenue” means sublicense payments to the extent received by Licensee directly and solely, as reasonably determined by Licensee, as consideration for the grant of rights to UNC Patents, including upfront fees or milestone payments but excluding sales-based royalties, sales-based milestone fees, or other payments calculated on the basis of Sublicensees’ sales of Covered Products, purchases of equity or debt of Licensee, payments made in connection with research and development agreements or collaborations, or other payments made by a Sublicensee where Licensee is obligated to perform services or to provide goods in connection with such payment shall not be considered sublicense payments for purposes of this Agreement.

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1.19 “Territory” means the entire world.

1.20 “Third Party” means any entity other than Licensee or Novan or an Affiliate of Novan or Licensee.

1.21 “UNC Inventions” means Inventions that have only inventors, as determined under the Patent Laws of the United States of America, that are obligated to assign their rights in any Inventions to UNC. “Inventions”, for purposes of this definition, means the subject matter of UNC Patents.

1.22 “UNC Patents” means, to the extent Controlled by Novan: (a) the Patents in Appendix A; (b) any other Patents licensed by UNC to Novan under the UNC Agreement after the Effective Date, including in accordance with Section 2.5 of this Agreement (“Additional UNC Patents”); and (c) any Patents claiming priority from the foregoing Patents. The Parties will promptly update Appendix B in writing to reflect any additional Patents that become licensed by UNC to Novan under the UNC Agreement after the Effective Date.

1.23 “UNC Technology” means, to the extent Controlled by Novan, any unpublished research and development information, know-how, and technical data in the possession of UNC which relates to and is necessary for the practice of the inventions claimed in the UNC Patents.

2. LICENSE GRANT

2.1 Exclusive Sublicense under UNC Patents. Subject to the terms and conditions of this Agreement, Novan hereby grants to Licensee an exclusive (even as to Novan and its Affiliates), sublicensable (through multiple tiers), sublicense in the Territory, under the UNC Patents, to develop, make, have made, use, sell, offer for sale, import and export Covered Products in the Licensee Field.

2.2 Non-Exclusive Sublicense to UNC Technology. Subject to the terms and conditions of this Agreement, Novan hereby grants to Licensee a non-exclusive, sublicensable (through multiple tiers), sublicense in the Territory, to use the UNC Technology to develop, make, have made, use, sell, offer for sale, import and export Licensed Products in the Licensee Field.

2.3 Sublicenses. All sublicenses granted under Section 2.1 and Section 2.2 of this Agreement must be in writing and must be materially consistent with the terms, conditions and limitations of this Agreement. Licensee promptly shall provide a copy to Novan of any sublicense entered into hereunder. Licensee shall be directly and primarily responsible and liable for any acts or omissions of its sublicensees in relation to any subject matter of this Agreement.

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2.4 Retained Rights; No Implied Licenses. Only the licenses expressly granted under this Agreement shall be of legal force and effect. No other licenses shall be created under this Agreement by implication, estoppel or otherwise. For clarity, Novan retains the exclusive rights under the UNC Patents and UNC Technology in the Territory to develop, make, have made, use, sell, offer to sell and import any and all products and services in the Novan Retained Field. In addition, Novan retains the right under the UNC Patents and UNC Technology to conduct research and development related to any of the subject matter claimed in the UNC Patents; provided that such research and development is not conducted for the purpose of commercialization of Licensed Products in the Licensee Field. Licensee acknowledges that the sublicenses granted to Licensee under this Article 2 are subject to the retained rights of UNC under the UNC Agreement, including Section 2.3 and Section 2.4 thereof. In addition, notwithstanding the foregoing, any and all licenses and other rights granted hereunder are limited by and subject to the rights and requirements of the United States Government which arise out of its sponsorship (if any) of the research which led to the conception or reduction to practice of the inventions covered by UNC Patents. To the extent applicable due to any such sponsorship, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. §§ 200-212 and applicable regulations of Title 37 of the Code of Federal Regulations, to a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on the behalf of the United States Government any of the UNC Patents throughout the world and Licensee agrees to comply and require compliance therewith.

2.5 Additional UNC Patents. In the event that UNC notifies Novan of an Improvement (as defined in the UNC Agreement) that becomes available for license to Novan under the UNC Agreement, Novan will notify Licensee of such Improvement. If Novan includes such Improvement in the license granted to Novan in the UNC Agreement, then the Patents of UNC claiming such Improvement shall be included in the UNC Patents under this Agreement. In the event that Novan does not desire to include such Improvement in the license granted to Novan in the UNC Agreement, Novan shall inform Licensee of such fact together with notification of the existence of such Improvement, and Licensee may, by providing written notice to Novan within [***] ([***]) days of receiving notice from Novan of such Improvement, require that such Improvement be included in the license granted to Novan in the UNC Agreement and the sublicense granted to Licensee under the UNC Patents under Section 2.1, in which case, [***] will be responsible for any and all costs arising from the addition of such Patents of UNC to the UNC Agreement and from the Prosecution of such Patents.

2.6 UNC Agreement.

(a) Licensee acknowledges and agrees that Novan obtained the rights to the UNC Patents and UNC Technology through the UNC Agreement and that Licensee has received a copy thereof. Licensee’s rights and obligations under this Agreement as they relate to the license of the UNC Patents and UNC Technology shall be subject to terms and conditions of the UNC Agreement. Licensee acknowledges that if UNC renders the license granted under the UNC Agreement non-exclusive in accordance with the UNC Agreement with respect to any or all UNC Patents, the statement that the license granted by Novan under Section 2.1 is “exclusive” shall not include exclusivity as to any non-exclusive rights of UNC under such UNC Patents.

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(b) For so long as Novan is required to make payments under the UNC Agreement, Licensee shall pay the following payments directly to UNC, and shall copy Novan on all remittances:

(i) During the term of this Agreement, on a country-by-country and Covered Product-by-Covered Product basis, Licensee will pay UNC a running royalty of [***] percent ([***]%) of all Net Sales of Covered Products sold by Licensee, any of its Affiliates and Sublicensees. For clarity, the obligation to pay royalties under this Section 2.6(b)(i) shall be imposed only once (i) with respect to any sale of any Covered Product, and (ii) with respect to any Covered Product, in each case regardless of whether such Covered Product, or the manufacture, use or sale thereof, is covered by more than one claim contained in the UNC Patents. Licensee shall pay to UNC said royalties on the Net Sales of Covered Products concurrently with the making of [***] written reports as provided in Section 2.6(f) below;

(ii) In respect to sublicenses granted by Licensee under this Agreement, Licensee shall pay to UNC an amount equal to [***] percent ([***]%) of Sublicensing Revenue received by Licensee as consideration for the grant of rights to UNC Patents. All payments based on Sublicensing Revenue shall be made within [***] ([***]) days of receipt of the Sublicensing Revenue;

(iii) Should a compulsory license be granted, or be the subject of a possible grant, to a Third Party under the applicable laws of any country in the Territory under the UNC Patents licensed hereunder, Licensee shall notify UNC and Novan, including any material information concerning such compulsory license, and the running royalty rates payable under Section 2.6(b)(i) for sales of Covered Products in such country will be adjusted to equal any lower royalty rate granted to such Third Party for such country with respect to the sales of such Covered Products therein (the “Compulsory Royalty”), provided that during such periods such Third Parties sell or offer for sale under the compulsory 1icense articles that compete with the Covered Products then marketed and sold by Licensee or its Affiliates or Sublicensees in that country; and

(iv) Licensee shall pay UNC the following payments within [***] ([***]) days of Licensee, any of its Affiliates, or any Sublicensee achieving the indicated milestone for each Covered Product covered by UNC Patents corresponding to UNC Inventions:

Milestone	Payment Due
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Notwithstanding the conduct of clinical trials, submission of applications for regulatory approval, regulatory approval, sale, or marketing of a particular Covered Product for multiple indications, in multiple dosage or delivery forms, or in multiple bundled or combination products, the milestone fees described above shall only be due and paid once with respect to each Covered Product. Amounts paid UNC under Section 2.6(b)(ii) with respect to Sublicensing Revenue paid to Licensee by a Sublicensee for the achievement of a milestone substantially similar to any of those established above shall be creditable against, and deducted from, the corresponding payment due UNC under this Section 2.6(b)(iv).

(c) All fees, royalties, and other payments due to UNC under this Agreement shall be made in United States Dollars. All royalties owing with respect to Net Sales or Sublicensing Revenue stated in currencies other than U.S. dollars shall be converted at an exchange rate which is the arithmetic mean of the opening telegraphic transfer selling and buying rate published by the American East Coast edition of the Wall Street Journal on the day preceding the payment.

(d) In the event royalty payments or fees are not received by UNC when due, Licensee shall pay to UNC interest and charges at the lower of (a) the then-current prime lending rate as published by the American East Coast edition of the Wall Street Journal or (b) the maximum rate of interest allowed by law on the total royalties or fees overdue.

(e) Licensee acknowledges and agrees that its payment obligations under this Section 2.6 are subject to the terms and conditions of the UNC Agreement. Without limiting any other provision of this Section 2.6, in the event that Novan is required to make any payment to UNC based on any activity of Licensee or any of its Affiliates or any sublicensees under this Agreement in order to comply with the UNC Agreement, Licensee shall promptly reimburse Novan for such payment made by Novan to UNC upon request by Novan.

(f) Following the First Commercial Sale of a Covered Product or receipt of Sublicensing Revenue, Licensee agrees to make [***] written reports to UNC, and copy Novan on such reports, within [***] ([***]) days following the end of each [***] during the term of this Agreement, stating in each such report, if and as applicable, (i) the number, description, and aggregate selling prices of Covered Products sold or otherwise disposed of and deductions taken during the such [***] and upon which royalty is payable as provided in Section 2.6(b)(i) hereof and (ii) the amount of Sublicensing Revenue received. The first such report shall include all such Covered Product so sold or otherwise disposed of, and all such Sublicensing Revenue received, prior to the date of such report. Until the First Commercial Sale of a Covered Product, a report shall be submitted by Licensee, and a copy thereof delivered to Novan, at the end of each July after the Effective Date and will include a written report summarizing Licensee’s technical and other efforts made towards such first commercial sale for all Covered Products under development.

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(g) Licensee will keep complete, true and accurate books of account and records, and require its Affiliates and Sublicensees to do the same, for the purpose of showing the derivation of all amounts payable to UNC under this Agreement. Such books and records will be kept at Licensee’s, its Affiliate’s or Sublicensee’s principal place(s) of business for at least [***] ([***]) years following the end of the [***] to which they pertain, and will be open at all reasonable times for inspection by an independent certified public accountant reasonably acceptable to Licensee, its Affiliate or Sublicensee acting on behalf of UNC and/or Novan for the purpose of verifying Licensee’s, its Affiliate’s or Sublicensee’s royalty statements or Licensee’s compliance in other respects with the terms of this Agreement. The representative will be obliged to treat as confidential all relevant matters but shall be free to disclose all conclusions of any such inspection(s) to UNC and Novan and support such conclusions with underlying confidential information if challenged by Licensee, provided that all such disclosures shall be maintained as confidential by such representative and UNC and Novan with respect to Third Parties.

(h) Inspections made under Section 2.6(g) shall be at the expense of UNC or Novan, as applicable, unless an underpayment to UNC exceeding [***]% of the amount properly due UNC with respect to the audited period is discovered in the course of any such inspection, whereupon all [***] costs of such inspection shall be paid by Licensee. Licensee will promptly pay to UNC the full amount of any underpayment, together with interest thereon at the lower of (a) the then-current prime lending rate as published by the American East Coast edition of the Wall Street Journal or (b) the maximum rate of interest allowed by law.

(i) Licensee shall use its commercially reasonable efforts and due diligence to proceed with the research, development, and commercial exploitation of Covered Products during the term of this Agreement. In making any determination regarding such efforts and diligence, Novan shall take into account the normal course of such programs conducted with sound and reasonable business practices and judgment, the [***], and shall take into account [***].

(j) Licensee and Novan acknowledge that Section 6.2 of the UNC Agreement provides that sublicenses thereunder shall survive termination of the UNC Agreement and will be automatically assigned to UNC upon such termination in the event that the UNC Agreement is terminated, to the extent (i) provided for in such sublicense and (ii) such agreement does not impose any obligations on UNC in excess of those imposed on UNC in the UNC Agreement. It is the intent of the Parties that this Agreement survive termination of the UNC Agreement and be assigned to UNC upon such termination in accordance with Section 6.2 of the UNC Agreement.

(k) The use of the name of UNC, or any contraction thereof, by Licensee or any of its Affiliates or sublicensees in any manner in connection with the exercise of rights under this Agreement is expressly prohibited without the prior written consent of UNC, provided that, notwithstanding the foregoing, Licensee shall have the right to identify UNC as the prime licensor of the UNC Patents and, under conditions of confidentiality, to disclose the terms of this Agreement in accordance with Section 6.3.

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(l) It is understood that Novan and UNC are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities that may require a license from the applicable agency of the United States Government and/or may require written assurances by Licensee that it will not export data or commodities to certain foreign countries without prior approval of such agency. Novan and UNC neither represent that a license is not required, nor that, if required, it will be issued.

3. PATENT PROSECUTION AND ENFORCEMENT

3.1 Prosecution of UNC Patents.

(a) Prosecution by UNC. The Parties acknowledge that UNC has the right to Prosecute UNC Patents under the UNC Agreement. During such time as UNC is Prosecuting UNC Patents, Novan will keep Licensee reasonably apprised of information it receives from UNC regarding such Prosecution, and will convey comments from Licensee to UNC regarding such Prosecution. In the event that Novan desires not to continue to pay Prosecution costs to UNC with respect to any UNC Patent, Novan shall notify Licensee in advance of ceasing to pay such costs to UNC, and if Licensee requests in writing that Novan continue to pay such costs to UNC, then Novan will continue to do so in accordance with the UNC Agreement, [***].

(b) Prosecution by Novan. In the event that Novan is Prosecuting any UNC Patents pursuant to the UNC Agreement, except as provided for in Section 3.1(c), Novan shall have the exclusive right to Prosecute such UNC Patents, as Novan determines in good faith, [***]. In the event that Novan desires not to continue to Prosecute any of such UNC Patents, Novan shall notify Licensee sufficiently in advance of any deadlines to afford Licensee an opportunity to request that Novan continue the Prosecution of such Patent prior to such Patent lapsing or becoming abandoned. If Licensee requests in writing that Novan continue to Prosecute such UNC Patent, then Novan will continue to do so in accordance with this Section 3.1(b), [***].

(c) Filing of Continuations, Divisionals and National Applications. If Licensee desires to file a continuation, divisional or national Patent application to any of the UNC Patents that UNC and Novan have not filed, Licensee will notify Novan of such desire. If UNC is Prosecuting the applicable UNC Patent at such time, Novan will inform UNC of such desire, and Licensee will reimburse Novan for Prosecution costs paid to UNC in relation to such continuation, divisional or national Patent application. If Novan is Prosecuting the applicable UNC Patent at such time, Novan may elect to Prosecute such Patent requested by Licensee [***]. Novan will notify Licensee of its election whether or not to Prosecute such Patent within [***] ([***]) days of such notice from Licensee. If Novan does not elect to Prosecute such Patent within such [***]

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([***]) day period, then Licensee may Prosecute such Patent [***]. Licensee shall control the Prosecution of such Patent (whether Prosecuted by Novan or by Licensee) in consultation with Novan; provided, however, that all Prosecution decisions will be subject to Novan’s prior written approval (not to be unreasonably withheld). In no event will Licensee be permitted to undertake any act in the Prosecution of such Patent that may adversely affect the scope, enforceability or patentability of any other UNC Patent, as determined by Novan in good faith. For clarity, any Patent Prosecuted by either Party pursuant to this Section 3.1(c) shall be a UNC Patent and owned solely by UNC and sublicensed under Section 2.1 of this Agreement to Licensee.

(d) Cooperation in Prosecution. The Party exercising the right to Prosecute UNC Patents pursuant to this Section 3.1 will (i) use reasonable efforts to apprise the other Party of any significant developments in the Prosecution of such UNC Patent, and (ii) copy the other Party, or have the other Party copied, on all official correspondence relating to the relevant UNC Patents received from or to be filed with the PTO, within [***] ([***]) days of receipt from the PTO and present a draft of any material proposed response to such correspondence at least [***] ([***]) days prior to filing with the PTO, respectively, including without limitation copies of each patent application, official action, response to official action, declaration, information disclosure statement, terminal disclaimer filing, and request for reexamination. The Party that is not Prosecuting any particular UNC Patent shall cooperate reasonably with the Party that is conducting Prosecution of such UNC Patent. [***] shall satisfy its obligations under this Section 3.1 to fund Prosecution costs incurred by [***] by reimbursing [***] on a [***] basis within [***] ([***]) days of receipt of reasonable documentation of such Prosecution costs incurred by Novan in the prior [***].

(e) Rights of UNC. All rights of Novan and Licensee under this Section 3.1 are expressly subject to the terms of the UNC Agreement. The Parties agree to cooperate reasonably with UNC with respect to matters described in this Section 3.1 to the extent required by the UNC Agreement.

3.2 Post Grant Proceedings.

(a) Third Party Defense. In the event that Novan becomes aware that a Third Party has filed a Post Grant Proceeding with respect to any UNC Patent, Novan will notify Licensee in writing to that effect within [***] ([***]) days of becoming aware of such filing. Once such a Post Grant Proceeding has commenced, as between the Parties, Novan shall have the first right to respond to and/or contest such proceeding; provided, however, that if Novan does not take action to respond to and/or contest such proceeding by [***] ([***]) days before the expiration of the time limit, if any, set forth in the applicable laws and regulations for such response or contest, then Licensee shall have the right to respond to and/or contest such proceeding. The Party that responds to and/or contests such Post Grant Proceeding shall provide the other Party: (i) with a copy of any action, communication, letter or other correspondence issued by the PTO or the Third

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Party within [***] ([***]) days of receipt thereof; (ii) with a copy of any proposed response, amendment, paper or other correspondence to be filed with the PTO no less than [***] ([***]) days prior to filing the same in the PTO, unless otherwise agreed by patent counsel for both Parties; provided that the other Party shall have the right to provide suggestions and recommendations regarding the content of the response, amendment, paper or other correspondence by no later than [***] ([***]) days prior to its filing; and (iii) with a copy of any response, amendment, paper or other correspondence as filed with the PTO no more than [***] ([***]) days after the responding/contesting Party receives confirmation from the PTO that the response, amendment, paper or other correspondence has been filed.

(b) Commencement of Post Grant Proceedings. If either Party desires that Novan commence a Post Grant Proceeding with respect to a UNC Patent, the Party shall notify the other Party of such desire. The Parties shall then consult with each other and consider each other’s input with respect to whether such a Post Grant Proceeding should be commenced. Novan shall have the sole right to commence a Post Grant Proceeding with respect to a UNC Patent. Should such a proceeding be commenced: (i) Novan shall provide Licensee with a copy of any action, communication, letter or other correspondence issued by the PTO within at least [***] ([***]) days of receipt thereof; (ii) Novan shall provide Licensee with a copy of any proposed response, amendment, paper, or other correspondence to be filed with the PTO no less than [***] ([***]) days prior to filing the same in the PTO, unless otherwise agreed by patent counsel for both Parties; provided that Licensee shall have the right to provide suggestions and recommendations regarding the content for the response, amendment, paper or other correspondence by no later than [***] ([***]) days prior to its filing; (iii) Novan shall provide Licensee with a copy of any response, amendment, paper, or other correspondence as filed with the PTO no more than [***] ([***]) days after Novan receives confirmation from the PTO that the response, amendment, paper, or other correspondence has been filed.

(c) Decision-Making Authority; Costs. Novan shall have final decision-making authority with respect to all aspects of Post Grant Proceedings related to the UNC Patents. Each Party shall bear its own costs incurred in connection with any Post Grant Proceeding under this Section 3.2.

(d) Rights of UNC. All rights of Novan and Licensee under this Section 3.2 are expressly subject to the terms of the UNC Agreement. The Parties agree to cooperate reasonably with UNC with respect to matters described in this Section 3.2 to the extent required by the UNC Agreement.

3.3 Enforcement and Defense of UNC Patents.

(a) Notice of Infringement. Each Party shall (i) notify the other Party promptly of any conduct on the part of a Third Party that it deems to be a potential infringement of any UNC Patent or receipt of any notice of a certification filed pursuant

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to 21 U.S.C. § 355(b)(2)(A) or 355(j)(2)(A)(vii)(IV) or its successor provisions or any similar provision in a country in the Territory other than the United States (“Paragraph IV Notice”) claiming that any UNC Patents are invalid or otherwise unenforceable, or that infringement of UNC Patents will not arise from the manufacture, use, import or sale of a product by a Third Party (collectively, “Infringement”), and (ii) provide the other Party with such information in its possession regarding the potential Infringement and/or a copy of any Paragraph IV Notices within [***] ([***]) days of receipt thereof.

(b) Enforcement by Novan. Novan will have the right (but not the obligation), at its sole discretion, to take any and all action it deems necessary to stop any Infringement (or respond to any Paragraph IV Notice), including the bringing of an action based on the UNC Patents in the Territory. Novan will exclusively control the prosecution or settlement of any such action; provided that if such Infringement is in the Licensee Field and does not involve Novan Particles, Novan agrees not to settle such action without the prior written approval of Licensee, not to be unreasonably withheld or delayed. Novan will be permitted to bring any such action in the name of Novan only or in the name of both Novan and Licensee. If such Infringement is in the Licensee Field and does not involve Novan Particles, Licensee shall have the right (but not obligation, other than use of its name as set forth in the immediately preceding sentence) to participate in such action in a consultative capacity through its own counsel at its cost. Licensee will provide [***] cooperation and assistance requested by Novan in connection with any action taken by Novan with respect to an Infringement, including by making relevant employees, inventors, documents, materials and information available to Novan.

(c) Enforcement by Licensee in the Licensee Field. In the event of a material Infringement (including a Paragraph IV Notice) in the Licensee Field that does not involve Novan Particles, if Novan does not commence an action based on the UNC Patents within (i) [***] ([***]) days after notice of the Infringement or (ii) [***] ([***]) days before the expiration of the time limit, if any, set forth by applicable law for the filing of such action in response to a Paragraph IV Notice, whichever comes first, and in the case of an Infringement other than one arising by reason of a Paragraph IV Notice, such Infringement otherwise has not been abated, Licensee will have the right (but not the obligation), at its sole discretion and expense, to take any and all action it deems necessary to stop such Infringement (or respond to such Paragraph IV Notice), including the bringing of an action based on the UNC Patents. Licensee will control the prosecution or settlement of any such action in consultation with Novan; provided that Licensee agrees not to settle any such action without the prior written approval of Novan, not to be unreasonably withheld or delayed, and the prior written approval of UNC. Licensee will be permitted to bring such action in the name of Licensee only or in the name of both Licensee and Novan. Novan shall have the right (but not obligation, other than use of its name as set forth in the immediately preceding sentence) to participate in such action in a consultative capacity through its own counsel at its cost. Novan will provide [***] cooperation and assistance requested by Licensee in connection with any action taken by Licensee with respect to an Infringement pursuant to this Section 3.3(c), including by making relevant employees, inventors, documents, materials and information available to Licensee.

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(d) Invalidity Claims. In the event that an action or claim alleging invalidity, unenforceability or non-infringement of any of the UNC Patents shall be brought or made against Novan or Licensee, Novan, at its sole discretion, shall have the right, but not be obligated, within [***] ([***]) days after the commencement of such action or claim, to take or regain control of the action or defend such claim at its own expense. If Novan shall determine not to exercise this right, then Licensee may take over or remain in control of the action or defense in consultation with Novan; provided that Licensee agrees not to settle any such action or defense without the prior written approval of Novan.

(e) Infringement Costs and Proceeds. Each Party shall bear its own costs incurred in connection with any action initiated or defended under this Section 3.3. Any monetary proceeds, damages and other relief obtained by a Party in connection with such an action (“Proceeds”) shall be applied in the following order of priority: (i) first, to reimburse each Party for such costs paid by that Party in connection with such action, and (ii) second, after application of the foregoing clause (i), the Party that initiated or defended the action [***]. Notwithstanding the foregoing, any such amounts retained by Licensee in the form of lost profits shall be subject to the royalty payment obligation set forth in Section 2.6(b)(i), and any such amounts retained by Licensee in the form of an ongoing reasonable royalty, and/or consideration for an ongoing sublicense with respect to UNC Patents, shall be treated as Sublicensing Revenue subject to Section 2.6(b)(ii).

(f) Novan Retained Rights. Except as expressly set forth in Section 3.3(c) and Section 3.3(d), Novan retains all rights with respect to enforcement and defense of the UNC Patents.

(g) Rights of UNC. All rights of Novan and Licensee under this Section 3.3 are expressly subject to the terms of the UNC Agreement. Novan will use reasonable efforts to cause UNC to comply with its obligations under Article 9 of the UNC Agreement in connection with any Infringement. The Parties agree to cooperate reasonably with UNC with respect to matters described in this Section 3.3 to the extent required by the UNC Agreement.

3.4 Infringement Actions by Third Parties. If the production, sale, import or use of Licensed Products under this Agreement results in any claim for patent infringement against Licensee, any of its Affiliates, Sublicensees, or any customer(s) or sublicensee(s) of the foregoing, Licensee shall, upon becoming aware of such claim and subject to any applicable confidentiality obligations, promptly notify Novan and UNC thereof in writing, setting forth the facts of such claim in reasonable detail. As between the parties to this Agreement, Licensee shall have the first and primary right [***] at its own expense to defend and control the defense of any such claim, by counsel of its own choice. Licensee shall be free to enter into a settlement, consent judgment, or other voluntary disposition of any such actions, provided that any

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settlement, consent judgment or other voluntary disposition of such actions which (i) [***], (ii) [***], or (iii) [***] must be approved by Novan and UNC, as applicable, such approval not being unreasonably withheld. Novan agrees to cooperate with Licensee in [***] defending any such action, and Novan will use reasonable efforts to cause UNC to cooperate in a similar manner. Licensee shall reimburse Novan and UNC for [***] out of pocket expenses incurred in providing such assistance. All rights of Novan and Licensee under this Section 3.4 are expressly subject to the terms of the UNC Agreement.

4. REPRESENTATIONS AND WARRANTIES

4.1 Power and Authority. Each Party represents and warrants to the other Party that: (a) it has the right, power, and authority to enter into and perform this Agreement, and to grant the licenses set forth herein, and that the person signing this Agreement on such Party’s behalf has been duly authorized and empowered to enter into this Agreement; (b) the execution and delivery by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party and no other corporate proceedings on the part of such Party are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (d) the execution, delivery, and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, (i) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the certificate of incorporation or bylaws (or other company governing instruments) of such Party; (ii) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any order to which such Party is a party or to which any of its property is subject; (iii) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which such Party is a party or to which any of its property is subject; or (iv) result in the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to such Party, its business or operations or any of its assets or properties; and (e) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or any other person or entity is required to be obtained or filed by such Party in connection with the consummation of the transactions contemplated by this Agreement.

4.2 Disclaimers. EXCEPT AS SET FORTH IN SECTION 4.1 ABOVE, THE UNC PATENTS ARE PROVIDED “AS IS”, AND NOVAN DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE UNC PATENTS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT

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LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, VALIDITY, NON-INFRINGEMENT, NON-INTERFERENCE AND/OR QUIET ENJOYMENT, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NOVAN EXPRESSLY DOES NOT REPRESENT OR WARRANT: (A) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE SUBJECT MATTER IT PROVIDES HEREUNDER; (B) THAT ANY PATENT WILL ISSUE ON ANY UNC PATENT; OR (C) THE VALIDITY OF ANY PATENT INCLUDED IN THE UNC PATENTS.

4.3 UNC Disclaimers. Licensee hereby expressly acknowledges, for the benefit of Novan and UNC, the disclaimers and limitations of liability of UNC set forth in Article 10 of the UNC Agreement.

5. INDEMNITY; INSURANCE; LIMITATION OF LIABILITY.

(a) In exercising its rights under this Agreement, Licensee shall materially comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement. Licensee further agrees to indemnify and hold UNC harmless from and against any costs, expenses, attorney’s fees, citation, fine, penalty and liability of every kind and nature which might be imposed directly against UNC by reason of any asserted or established violation of any such laws, order, rules and/or regulations by Licensee.

(b) Licensee agrees to indemnify, hold harmless and defend UNC, its and their respective officers, employees, and agents against any and all claims, suits, losses, damage, costs, fees, and expenses (“Losses”) asserted by Third Parties, both government and private, resulting from or arising out of the exercise of Licensee’s rights under this Agreement, provided such Losses do not result from UNC’s or its employees’, faculty’s, students’, or other agents or representatives’ gross negligence, intentional misconduct, breach of this Agreement, or failure to comply with any applicable laws, rules, or regulations.

(c) Licensee is required to maintain in force at its sole cost and expense, with reputable insurance companies, insurance coverage in amounts and of types reasonably sufficient to protect against liability under Sections 5(a) and 5(b) above. Novan and UNC shall have the right to ascertain [***] that such coverage exists, such right to be exercised in a reasonable manner.

(d) NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES OR LOSS OF PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS ARTICLE 5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT LICENSEE’S OBLIGATIONS UNDER THIS ARTICLE 5 OR THE DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 6 OR [***].

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6. CONFIDENTIALITY.

6.1 Confidential Information. The Parties agree that, unless the Receiving Party obtains the prior written consent of the Disclosing Party, at all times during the term of this Agreement and for a [***] ([***]) year period following its expiration or earlier termination, the Receiving Party will keep completely confidential, will not publish or otherwise disclose and will not use directly or indirectly for any purpose other than as contemplated by this Agreement any Confidential Information of the Disclosing Party.

6.2 Limited Disclosure Permitted. Each Party may disclose Confidential Information of the Disclosing Party to the extent that such disclosure is:

(a) required by applicable laws, in the opinion of legal counsel to the Receiving Party; provided, however, that the Receiving Party will first have given reasonable notice to the Disclosing Party (if practicable) and given the Disclosing Party a reasonable opportunity to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject thereof be held in confidence by the recipient or, if disclosed, be used only for purposes required by such law; provided further, however, that if a protective order is not obtained, the Confidential Information so disclosed will be limited to that information that is legally required to be disclosed by applicable laws;

(b) made by Receiving Party to a governmental or regulatory authority as required to conduct clinical trials or obtain or maintain regulatory approval for products or services that are the subject of licenses granted to the Receiving Party under this Agreement;

(c) made by Receiving Party to a Third Party as may be necessary or useful in connection with the manufacture, development and commercialization of any products or services that are the subject of licenses granted to the Receiving Party under this Agreement, in connection with financing activities of the Receiving Party, or in connection with the transfer or sale of all or substantially all of the business of the Receiving Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale or transfer of assets or otherwise; provided, however, that: (i) each such Third Party has, in the reasonable determination of the Receiving Party, a need to know such Confidential Information and is bound by an agreement containing confidentiality and non-use obligations no less protective than those set forth in this Agreement in any material respect; (ii) the Receiving Party informs each Third Party receiving Confidential Information of its confidential nature; and (iii) the Receiving Party will be responsible for any breach of this Article 6 by any such Third Parties to the same extent as if the breach were by the Receiving Party;

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(d) made by a Receiving Party in order to comply with applicable securities law disclosure requirement or any disclosure requirements of any applicable stock market or securities exchange; or

(e) made by Novan pursuant to the UNC Agreement.

6.3 Terms of Agreement. The Parties agree that the material terms of this Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 6.3 (in lieu of the authorized disclosure provisions set forth in Section 6.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information set forth in Article 1. If either Party desires to make a public announcement concerning the terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld. A Party shall not be required to seek the permission of the other Party to repeat or disclose any information as to the terms of this Agreement that has already been publicly disclosed by such Party in accordance with the foregoing or by the other Party, or any similar or comparable information. Either Party may disclose the terms of this Agreement to such Party’s existing investors, lenders, directors and professional advisors and to potential investors, lenders, acquirors or merger partners and their professional advisors who are bound by written or professional obligations of non-disclosure and non-use that are at least as stringent as those contained in this Article 6 or are customary for such purpose. Each Party also may disclose the relevant terms of this Agreement to potential sublicensees who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 6 in all material respects. Novan may disclose this Agreement to UNC.

6.4 Publications. Novan shall have the right to review and comment on any material proposed for disclosure or publication by Licensee, such as by oral presentation, manuscript or abstract, which includes data generated from the use of the UNC Patents or any Confidential Information of Novan. Before any such material is submitted for publication, Licensee shall deliver a complete copy to Novan at least [***] ([***]) days prior to submitting the material to a publisher or initiating any other disclosure. Novan shall review any such material and give its comments to Licensee within [***] ([***]) days of the delivery of such material to Novan. Licensee shall comply with Novan’s request to delete references to Novan’s Confidential Information in any such material and agrees to delay any submission for publication or other public disclosure for a period of up to an additional [***] ([***]) days for the purpose of preparing and filing appropriate Patent applications.

7. TERM AND TERMINATION

7.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with the provisions of this Article 7, shall expire upon the

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expiration of the last-to-expire of the UNC Patents. Upon such expiration (but not the earlier termination of this Agreement), the license granted under Section 2.2 shall continue in perpetuity on a non-exclusive basis in accordance with the terms of this Agreement.

7.2 Termination for Breach. Each Party may terminate this Agreement by written notice to the other Party at any time, if the other Party breaches any provision of this Agreement and fails to cure such breach within thirty (30) days of receipt of a written notice thereof from the non-breaching Party.

7.3 Termination for Patent Challenge. Novan may terminate this Agreement by written notice if Licensee or its Affiliate or sublicensee directly, or through assistance granted to a Third Party, commences or participates (except as such participation may be required by applicable law) in any interference, pre- or post-grant opposition or other pre- or post-grant proceeding related to the validity, enforceability and/or patentability of, or challenges the validity or enforceability of, any UNC Patent before any tribunal or patent office.

7.4 Additional Termination by Licensee. Licensee may terminate this Agreement for any reason or no reason without penalty on ninety (90) days written notice to Novan. Such termination shall become effective at the end of such ninety (90) day period.

7.5 Effect of Termination. Upon termination of this Agreement all licenses granted to Licensee and any sublicenses thereunder will cease to be in effect. In addition, upon termination of this Agreement, each Party shall return to the other Party, or destroy, all Confidential Information belonging to the other Party, in each case except as necessary for such Party’s continued enjoyment of any license or right that survives termination of this Agreement.

7.6 Survival. Expiration or termination of this Agreement for any reason will not relieve either Party of any obligation or liability accruing prior thereto and will be without prejudice to the rights and remedies of either Party with respect to any antecedent breach of the provisions of this Agreement. The provisions of Sections 2.2 (but only in connection with expiration of this Agreement and not its earlier termination), 2.4, 2.6 (to the extent required for Novan to comply with the UNC Agreement), 4.2, 4.3, 7.5, 7.6, 7.7 and 7.8, and Articles 1 (to the extent required to enforce other surviving rights and obligations), 5, 6 and 8, are intended to and shall survive termination or expiration of this Agreement in accordance with the terms of such Articles or Sections.

7.7 Bankruptcy Code. All licenses granted under this Agreement will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the United States Bankruptcy Code and a licensee under this Agreement will retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code.

7.8 Additional Remedies. The remedies set forth in this Article 7 or elsewhere in this Agreement will be in addition to, and will not be to the exclusion of, any other remedies available to the Parties at law, in equity or under this Agreement.

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8. GENERAL

8.1 Independent Contractors. The Parties are and at all times will be and remain independent contractors as to each other, and at no time will either Party be deemed to be the agent or employee of the other. No joint venture, partnership, agency, or other relationship will be created or implied as a result of this Agreement.

8.2 Governing Law. Any questions, claims, disputes, or litigation concerning or arising from this Agreement shall be governed by the laws of the State of North Carolina without giving effect to the conflicts of laws principles of that state or other country. Subject to Section 8.3, all disputes with respect to this Agreement shall be brought and heard exclusively either in the North Carolina state courts located in Durham County, North Carolina, or the federal district court for the Middle District of North Carolina located in Wake County, North Carolina. The Parties each consent to the in personam jurisdiction and venue of such courts exclusively.

8.3 Dispute Resolution.

(a) Organization Resolution. The Parties will try to settle their differences amicably between themselves. In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the performance or alleged non-performance of a Party of its obligations under this Agreement (“Dispute”), a Party may notify the other Party in writing of such Dispute. Upon a Party’s receipt of written notice of a Dispute, the Dispute will be referred to the respective representatives of the Parties with authority to resolve the Dispute. If the designated representatives of the Parties are unable to resolve the Dispute within [***] ([***]) days of receipt of the written notice by the other Party, the Dispute will be referred to the Chief Executive Officers of each of the Parties (or any other representative designated by the board of directors of the applicable Party) who will use their good faith efforts to resolve the Dispute within [***] ([***]) days after it was referred to the Chief Executive Officers (or other such representative).

(b) Arbitration. Any Dispute that is not resolved as provided in Section 8.3(a), whether before or after termination of this Agreement, will be resolved by final and binding arbitration. Each Party may refer such Dispute for arbitration by written notice to the other Party. Such Disputes will be finally settled by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules and Mediation Procedures (the “Rules”), or by such other arbitration tribunal or arbitration rules as the Parties may agree upon. Arbitration proceedings will be held in Raleigh, North Carolina, U.S.A, or in another place which is mutually agreeable to the Parties. The arbitration shall be conducted and the award shall be rendered in English. The arbitration will be conducted by three (3) arbitrators agreed to by the Parties within [***] ([***]) days of receipt by respondents of the request for arbitration or, in default of such agreement, according to the Rules’ Expedited Procedures for the Appointment and Qualifications of Arbitrators. [***] selected shall be a lawyer with

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pharmaceutical and medical device industry legal experience. During the period beginning with the selection of the arbitrators and ending upon the conclusion of the arbitration proceedings, the Parties may conduct such discovery as is permitted under the Rules; provided, however, that the Parties shall be entitled, without any further showing of good cause to the arbitrators, to [***]. In conducting the arbitration, the arbitrators will apply the Rules as they apply to matters of evidence. The decision by the arbitrators shall be final and binding upon the Parties, their successors and permitted assigns and the Parties will comply with such decision in good faith. The award may be entered and enforced in any court having jurisdiction. Without limitation of the foregoing, each Party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held, but only for the entry of judgment with respect to the decision of the arbitrators hereunder. The fees and expenses of the arbitrators, the fees and expenses of a court reporter, and any expenses for a hearing room, will be [***]. The Parties will otherwise bear [***].

(c) [***] Arbitration for Certain Matters. Notwithstanding the foregoing provisions of Section 8.3(b), any Disputes related to [***] of this Agreement shall be resolved through binding arbitration administered by the AAA as follows:

(i) Within [***] ([***]) days of receipt by respondent of the request for arbitration, the Parties shall designate in writing a single arbitrator to resolve the dispute. If the Parties cannot agree on an arbitrator within such [***]-day period, or if the arbitrator agreed to by the Parties declines to serve, an arbitrator shall be selected, within [***] ([***]) days after notice from either Party of such inability to agree on an arbitrator willing to serve, by the AAA. The arbitrator shall be a lawyer with pharmaceutical and medical device industry legal experience who is available to serve on the timetable established in this Section 8.3(c), and shall not be an Affiliate, or an employee, consultant, legal advisor, officer, director or stockholder of, or have any conflict of interest with respect to, any Party. Arbitration proceedings will be held in Raleigh, North Carolina, U.S.A, or in another place which is mutually agreeable to the Parties

(ii) The Party submitting a dispute to arbitration shall include with its notice pursuant to Section 8.3(b) a written summary of the disputed issues, not to exceed [***] ([***]) pages per disputed issue, and a proposed ruling on the merits of each such issue. Within [***] ([***]) days thereafter, the other Party shall provide a written response, not to exceed [***] ([***]) pages per disputed issue, as well as such other Party’s proposed ruling on the merits of each disputed issue, to the Party initiating such arbitration and to the arbitrator.

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(iii) Within [***] ([***]) days after the selection of the arbitrator and in any event within [***] ([***]) days after the notice initiating the arbitration, the arbitrator and the Parties shall meet. During such meeting, the arbitrator shall establish a schedule for discovery. Unless the Parties otherwise agree, the arbitrator shall limit discovery by each Party to [***]. The Parties shall have [***] ([***]) days to respond to written discovery. Depositions shall be scheduled at the mutual convenience of the Parties and the witnesses; provided that all discovery shall be conducted so as to be completed within [***] ([***]) days after the initiation of arbitration.

(iv) The arbitrator shall set a date for a hearing, which shall be no later than [***] ([***]) days after the notice initiating the arbitration pursuant to Section 8.3(b). At the hearing, in accordance with a schedule established by the arbitrator, the Parties shall present evidence with respect to each of the disputed issues.

(v) Within [***] ([***]) days following the close of the hearing, the Parties shall submit post-hearing briefs to the arbitrator. The post-hearing briefing shall not exceed twenty double-spaced pages. Within [***] ([***]) days after the timely submission of post-hearing briefs, the arbitrator shall enter a written award that rules on each disputed issue and that sets forth the grounds for the decision, applying the law of the State of North Carolina. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive on all Parties. Either Party may bring an action in any court of competent jurisdiction to enforce a final award entered by the arbitrator. The Parties expressly agree that the state and federal courts located in the State of North Carolina have jurisdiction to confirm the arbitration award and enter judgment thereon. The Parties hereby waive any and all objections and defenses to such jurisdiction regardless of the nature of such objection or defense.

(vi) The (i) [***], (ii) [***] and (iii) [***], shall be borne by the non-prevailing Party or, if neither Party is the prevailing Party as to all disputed issues, by the Parties in inverse proportion to the proportion of the dispute on which they prevailed, respectively, as determined by the arbitrator. Prior to such determination, each Party shall bear its own [***] and [***]; provided that the arbitrator shall, in his or her final award, require the non-prevailing Party (or the Party that prevails on [***]) to reimburse the other Party for the excess share of such costs and expenses borne by such other Party prior to such determination.

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(vii) Except as modified by this Section 8.3(c), Disputes subject to arbitration hereunder shall be governed by the Rules.

(d) Confidentiality. Except as may be required by applicable law, neither a Party nor the arbitrator(s) may disclose the existence, content or results of any arbitration award without the prior written consent of both Parties, unless to protect or pursue a legal right.

(e) Disputes Not Subject to Arbitration.

(i) IP Disputes. Notwithstanding the Parties’ agreement to arbitrate, unless the Parties agree in writing in any particular case, claims and disputes between the Parties relating to or arising out of, or for which resolution depends in whole or in part on a determination of the interpretation, validity, enforceability or infringement of, Patents or the misappropriation of trade secrets, shall not be subject to arbitration under this Agreement, and the Parties may pursue whatever rights and remedies may be available to them under law or equity, including litigation in a court of competent jurisdiction, with respect to such claims and disputes.

(ii) Emergency Relief. Notwithstanding the Parties’ agreement to arbitrate, the Parties hereby agree that either Party may apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief to enforce or prevent any violation of this Agreement. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal under this Section 8.3 shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

8.4 No Assignment. Neither Party may assign, delegate or otherwise transfer, in whole or in part, any rights or obligations under this Agreement, by operation of law or otherwise, without the other Party’s express prior written consent, which shall not be unreasonably withheld; provided, however, that a Party may assign or transfer its rights and delegate its obligations under this Agreement without such consent: (a) to the transferee or successor entity to such Party upon the transfer or sale of all or substantially all of the business of such Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale or transfer of assets or otherwise; or (b) to an Affiliate, provided that the assigning Party shall remain liable and responsible to the other Party for the performance and observance of all such duties and obligations by such Affiliate for so long as such entity remains an Affiliate of the assigning Party. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the transferees, successors and assigns of the Parties hereto. Any attempted assignment, delegation, or transfer in violation of the foregoing will be null and void.

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8.5 Compliance with Laws. Each Party will comply with all applicable federal, state, provincial and local laws, rules, and regulations in performance of its obligations under this Agreement.

8.6 Notices. All notices or reports permitted or required under this Agreement will be in writing and will be delivered by personal delivery, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, five days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth below. Either party may amend its address upon written notice to the other.

If to Novan:	If to Licensee:

Novan, Inc.	KNOW Bio, LLC
4222 Emperor Boulevard, Suite 200	627 Davis Drive, Suite 400
Durham, NC 27703	Morrisville, NC 27560
Attn:	Attn:
Fax:	Fax:

8.7 Waivers; Amendment. No waiver of any terms or conditions of this Agreement will be valid or binding on a Party unless such Party makes the waiver in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described therein and shall in no way impair the rights of the Party granting such waiver in any other respect or at any other time. The failure of one Party to enforce any of the provisions of this Agreement, or the failure to require at any time the performance of the other Party of any of the provisions of this Agreement, will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every provision thereafter. This Agreement may not be altered, amended, modified, or otherwise changed in any way except by a written instrument signed by the authorized representatives of each Party.

8.8 Severability. If any provision of this Agreement is found or held to be invalid or unenforceable by any tribunal of competent jurisdiction, then the meaning of such provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement, which will remain in full force and effect.

8.9 Construction. The headings of sections of this Agreement are included solely for convenience of reference and are not to be used to interpret, construe, define, or describe the scope of any aspect of this Agreement. As used in this Agreement, the word “including” means “including but not limited to”. Each Party represents that it has had the opportunity to participate in the preparation of this Agreement, and any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be followed in connection with the construction or interpretation of this Agreement. For purposes of this Agreement, the word “will” shall be equivalent in meaning to the word “shall,” both of which describe an act or forbearance which is mandatory under this Agreement. The word “may” describes an act or forbearance which is optional under this Agreement. Unless otherwise expressly stated to the contrary herein, all remedies are cumulative, and the exercise of any express remedy by either Party does not by itself waive such Party’s right to exercise its other rights and remedies available at law or in equity.

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8.10 Entire Agreement. This Agreement, including its attached exhibit, constitutes the entire agreement and final understanding of the Parties with respect to the subject matter hereof, and supersedes any other and all prior or contemporaneous negotiations, representations, understandings, discussions, offers, and agreements between the Parties, whether written or oral, express or implied, relating in any way to the subject matter hereof. This Agreement is intended by the Parties to be a complete and wholly integrated expression of their understanding and agreement.

8.11 Counterparts. This Agreement may be executed in counterparts (by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail), each of which will be considered an original, but all of which together will constitute one and the same instrument.

Signature Page to Follow

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Novan, Inc.		KNOW Bio, LLC

By:	/s/ Nathan Stasko	By:	/s/ Neal Hunter
Name:	Nathan Stasko, PhD	Name:	Neal Hunter
Title:	President	Title:	Managing Director

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Appendix A

UNC Patents

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Appendix B

Additional UNC Patents

[***]

31

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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